UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 15, 2014

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Water Pollution Control Compliance Inspection

As most recently disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2014, Tonopah Custom Processing, Inc. (“TCP”) has filed a Water Pollution Control (“WPC”) permit application with the Nevada Department of Environmental Protection (“NDEP”) for the approval of the permits necessary for a small-scale mineral processing facility planned for the Tonopah Property. TCP is a wholly owned subsidiary of the Company.

On November 3, 2014, NDEP’s Bureau of Mines and Mining Reclamation conducted a site inspection of our Tonopah property in Esmeralda County, Nevada (the “Tonopah Property”). The site inspection was to ensure our compliance with NDEP’s order to not initiate construction of the processing facility until our permits are received.

By letter dated November 6, 2014 and received by us November 15, 2014, NDEP stated that since we have not constructed the processing facility, there were no issues encountered with the inspection and we are urged to continue working to get the WPC permit on track for issuance.

Dated: November 18, 2014	STANDARD METALS PROCESSING, INC.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer